Exhibit 99.1
OUTFRONT MEDIA ANNOUNCES QUARTERLY DIVIDEND
New York, April 28, 2016 – OUTFRONT Media Inc. (NYSE: OUT) announced today that its board of directors has approved a quarterly cash dividend on the Company's stock of $0.34 per share payable on June 30, 2016 to shareholders of record at the close of business on June 10, 2016.

About OUTFRONT Media Inc.
OUTFRONT Media is one of the largest out-of-home media companies in North America with a leading presence in top markets throughout the United States and Canada. We have a diverse portfolio of billboard, transit and digital displays reaching mass audiences, as well as a distinct offering of prime assets impacting select markets. Our recently launched ON Smart Media platform is redefining the out-of-home space with hardware and software solutions for precise demographic and location targeting, and engaging ways to connect with increasingly mobile consumers.

Contacts:
Investors:
Gregory Lundberg
(212) 297-6441
greg.lundberg@OUTFRONTmedia.com

Media:
Carly Zipp
(212) 297-6479
carly.zipp@OUTFRONTmedia.com